                                                                    Exhibit 4(c)

           [FORM OF FACE OF SERIES A MTN FIXED RATE REGISTERED NOTE]



                              U.S. Fixed Rate Note

REGISTERED                                                            REGISTERED
No. USFXR                                                           [      ] /1/
CUSIP: _____ /2/                                                    [      ] /3/


         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

IF APPLICABLE, THE "AMOUNT OF OID", THE "ORIGINAL ISSUE DATE", THE "YIELD TO MATURITY", AS WELL AS THE METHOD USED TO DETERMINE THE YIELD TO MATURITY WHERE THERE IS A SHORT ACCRUAL PERIOD AND THE AMOUNT OF OID ALLOCABLE TO SUCH SHORT ACCRUAL PERIOD WILL BE SET FORTH BELOW. THE CALCULATION OF THE AMOUNT OF OID UPON (A) OPTIONAL REDEMPTION OR (B) DECLARATION OF ACCELERATION IS DISCUSSED ON THE REVERSE HEREOF.

-------------------------
/1/ Insert Principal Amount.

/2/ Applies only if this Note is a Registered Global Security.

/3/ Insert Optional Payment Amount if the Note has a dual currency feature.

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       GLOBAL MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)

ORIGINAL ISSUE DATE:               INITIAL REDEMPTION DATE:              APPLICABILITY OF MODIFIED PAYMENT
                                                                         UPON ACCELERATION OR REDEMPTION:
MATURITY DATE:                     INITIAL REDEMPTION PERCENTAGE:
                                                                         If yes, state Issue Price:
INTEREST RATE:                     OPTION ELECTION DATES: /4/
                                                                         APPLICABILITY OF ANNUAL REDEMPTION
INTEREST PAYMENT DATE(S):          DESIGNATED EXCHANGE DATE: /4/         PERCENTAGE INCREASE:

SPECIFIED (FACE AMOUNT) /4,5/      AMOUNT OF OID:                        If yes, state each redemption date
CURRENCY:                                                                and redemption price:
                                   INTEREST PAYMENT PERIOD:
INDEXED CURRENCY: /5/                                                    INITIAL ACCRUAL PERIOD OID
                                   APPLICABILITY OF ANNUAL REDEMPTION    (computed under the Approximate
CURRENCY BASE RATE: /5/            PERCENTAGE REDUCTION:                 method):

OPTIONAL REPAYMENT DATES:          If yes, state Annual Percentage       DETERMINATION AGENT: /5/
                                   Reduction:
INTEREST ACCRUAL DATE:                                                   YIELD TO MATURITY:
                                   OPTION VALUE CALCULATION AGENT: /4/
OPTIONAL PAYMENT CURRENCY: /4/                                           DAY COUNT CONVENTION
                                                                         |_|30/360         |_|Actual/365
OTHER PROVISIONS:                                                        |_|Actual/360     |_|Actual/Actual

         General Electric Capital Corporation, a Delaware corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum (or Face Amount, if the Note has a dual-currency or index feature) of on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually, or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

------------------------------
/4/ If Note has dual-currency feature.

/5/ If Note has index feature.

         [With respect to any dual-currency Notes, the Company may elect on each Option Election Date specified above (each such date herein being called an "Option Election Date") to pay the amounts due on this Note on the succeeding Interest Payment Date or Maturity Date, as the case may be, in the Optional Payment Currency specified above (the "Optional Payment Currency") instead of in the Face Amount Currency. The amounts due in the Optional Payment Currency on any Interest Payment Date or at the Maturity Date, as the case may be, shall be determined by the Company using the Designated Exchange Rate specified above (the "Designated Exchange Rate"). If such election is made, the Company shall notify the Paying Agent, as defined below, of the election on the Option Election Date and notice of such election shall be mailed to the registered holder of this Note by first class mail, postage prepaid, at the address of such holder as that address appears upon the books of the Company within two Business Days (this and certain other capitalized terms used herein are defined on the reverse of this Note) of the Option Election Date and shall state (i) the Interest Payment Date and (ii) the exchange rate to be used to convert amounts from the Face Amount Currency to the Optional Payment Currency, which rate shall be the Designated Exchange Rate. Any such notice by the Company to the registered holder of this Note, once given, may not be withdrawn. If the Company elects on any Option Election Date to pay the amounts due on each succeeding Interest Payment Date or at the Maturity Date, as the case may be, in the Optional Payment Currency, then it shall pay all such amounts (including principal) due with respect to this Note in the Optional Payment Currency on each succeeding Interest Payment Date or at the Maturity Date, as the case may be. If the Company does not elect on an Option Election Date to pay the amount due on the succeeding Interest Payment Date or at the Maturity Date, as the case may be, in the Optional Payment Currency, then such payment shall be made in the Face Amount Currency and no notice of such payment need be given.]6

         Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Company may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine.

         Interest on this Note will accrue initially from the Original Issue Date and thereafter will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for and thereafter will accrue until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Note) is registered at the close of business on the date 15 days prior to an Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

         If the Specified Currency indicated on the face hereof is other than U.S. dollars, any payment on this Note on an Interest Payment Date or the Maturity Date (or any redemption or repayment date) will be made in U.S. dollars based on the noon U.S. dollar buying rate in the City of New York for cable transfers of such Specified Currency, on the second Business Day (this and certain other capitalized terms used herein are defined on the reverse of this
Note) preceding the applicable payment date, as certified by the Federal Reserve Bank of New York for customs purposes, unless the holder hereof elects by written request (which request shall also include appropriate wire transfer instructions) to the Paying Agent at its corporate trust office in The City of New York received on or prior to the Record Date relating to an Interest Payment Date or at least 10 days prior to the Maturity Date (or any redemption or repayment date), as the case may be, to receive such payment in such Specified Currency except as provided on the reverse hereof; provided, that the amount of such Specified Currency to be received by a holder of this Note who so elects to receive such Specified Currency will be based on a firm bid quotation in New York City received by the Exchange Rate Agent, as defined on the reverse hereof, at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from a recognized foreign exchange dealer (which may be the Exchange Rate Agent) for the purchase by the quoting dealer of U.S. dollars in exchange for such Specified Currency for settlement on such payment date in the aggregate amount of such Specified Currency payable to all holders of Notes having the same terms as this Note (including Original
-----------------------------
/6/ Use if Note has dual-currency feature.

Issue Date) that have so elected to receive such Specified Currency and at which the applicable dealer commits to execute a contract; provided, further, that if such bid quotation is not available, such payments shall be made in U.S. Dollars. All currency exchange costs will be borne by the holder of this Note who so elects to receive such Specified Currency by deductions from such payments. The holder hereof may elect to receive payment in such Specified Currency for all such payments and need not file a separate election for each such payment, and such election shall remain in effect until revoked by written notice to the Paying Agent at its corporate trust office in The City of New York received on a date prior to the Record Date for the relevant Interest Payment Date or at least 10 days prior to the Maturity Date (or any redemption or repayment date), as the case may be; provided, however, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on this Note, such election may thereafter be revoked so long as the Paying Agent is notified of the revocation within the time period set forth above.

         If the Specified Currency indicated on the face hereof is U.S. dollars, payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest, other than interest due at maturity (or any redemption or repayment date) will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S.$5,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds to an account maintained by the holder of this Note if appropriate wire transfer instructions in writing have been received by the Paying Agent not less than 10 days prior to the applicable Interest Payment Date.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DATED:                                      GENERAL ELECTRIC CAPITAL
                                             CORPORATION

[SEAL]                                      By:________________________________
                                               Title:

Attest:


By:________________________________
   Title:


CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the Tranche designated therein described in the within-mentioned Indenture.

JPMORGAN CHASE BANK (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK), as Trustee


By:________________________________
   Authorized Officer

                           [FORM OF REVERSE OF NOTE]

         This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities from nine months to 60 years from the date of issue (the "Notes") of the Company. The Notes are issuable under a Third Amended and Restated Indenture, dated as of February 27, 1997 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as supplemented by the First Supplemental Indenture dated as of May 3, 1999 and the Second Supplemental Indenture dated as of July 2, 2001, (such indenture as amended and as supplemented to the date hereof being referred to herein as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. JPMorgan Chase Bank has been appointed Exchange Rate Agent (the "Exchange Rate Agent", which terms include any successor or exchange rate agent with respect to the Notes, and JPMorgan Chase Bank at its corporate trust office in The City of New York has been appointed the registrar and as a Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

         This Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity, except as provided below.

         This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"). If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Initial Redemption Percentage together with interest thereon payable to the Redemption Date, on notice given to the holder of this Note not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder of this Note upon the surrender hereof. The Initial Redemption Percentage may be increased or decreased, as the case may be, as indicated on the face hereof under "Applicability of Annual Redemption Percentage Increase" or "Applicability of Annual Redemption Reductions". [If this Note is subject to "Modified Payment upon Acceleration or Redemption" the redemption price of this Note shall be limited to the Amortized Amount.]

         Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of 1,000 units of the Specified Currency indicated on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York, at least 30 days but not more than 60 days prior to the repayment,
(i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth the name of the holder of the Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter from a member of a national securities exchange or a member of the NASD, or a commercial bank or trust company in the United States shall only be effective if in such case, this Note and form duly completed are received by the Company by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon cancellation hereof, but only in an authorized denomination.

         Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or earlier redemption or repayment date), as the case may be. Unless otherwise indicated on the face of this Note, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

         In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

         This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

         This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of 100,000 units of the Specified Currency indicated on the face hereof or any integral multiple of 1,000 units of such Specified Currency in excess thereof, unless otherwise indicated on the face thereof.

         JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) has been appointed registrar for the Notes (the "Registrar", which term includes any successor registrar appointed by the Company), and the Registrar will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form approved by the Registrar and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions for an equal aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required to register the transfer of or exchange any Note that has been called for redemption in whole or in part, or as to which the holder thereof has elected to cause such Note to be repaid in whole or in part, except the unredeemed or unpaid portion of Notes being redeemed or repaid in part, or to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form approved by the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

         In case any Note shall at any time become mutilated, destroyed, lost or stolen, or is apparently destroyed, lost or stolen, and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note only upon receipt of evidence satisfactory to the Registrar and the Company that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

         The Indenture provides that if an Event of Default (as defined in the Indenture) with respect to any series of debt securities issued under the Indenture, including the series of Global Medium-Term Notes, Series A, of which this Note forms a part, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of such series then outstanding under the Indenture, by notice in writing to the Company (and to the Trustee if given by securityholders of such series), may declare the principal of all debt securities of such series and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of such series then outstanding.

         If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption", then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the Issue Price specified on the face hereof plus the Amortized Amount, (ii) for the purpose of any vote of security holders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

         The Indenture permits the Company, when authorized by resolution of the Board of Directors, and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the notes of each series (each series voting as a class) affected by such supplemental indenture at the time outstanding, including the series of Global Medium-Term Series A, of which this Note forms a part, to enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the notes of each such series or the coupons appertaining to such notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any note, or reduce the rate or extend the time of payment of interest, if any, thereon, or reduce the principal amount or premium, if any, thereof, or make the principal thereof or premium, if any, or interest, if any, thereon payable in any coin or currency other than that provided in any note, or reduce the amount of the principal of an Original Issue Discount note that would be due and payable upon an acceleration of the maturity thereof or adversely affect the right of repayment, if any, at the option of the holder without the consent of the holder of each note so affected, or (ii) reduce the aforesaid percentage of notes of any series, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each note so affected. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of notes, or which modifies the rights of the holders of notes of such series or of coupons appertaining to such notes with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of notes of any other series or of coupons appertaining to such notes.

         Except as set forth below, if the principal of, or premium, if any, or interest, if any, on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing, or authority sponsoring, such Specified Currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the most recently available market exchange rate for such Specified Currency, as determined by the Exchange Rate Agent on the date of such payment, or if such rate is not available on such date, as of the most recent practicable date. If a Specified Currency is unavailable solely because the country of issue has replaced its currency with Euro or other currency of the European Union pursuant to the Treaty establishing the European Communities, the amounts payable will, beginning with the date the replacement becomes effective, be made in Euro or such other currency. The amounts payable on any date will be converted into Euro or such other currency on the basis of the most recently available market exchange rate for such currency, as determined by the Exchange Rate Agent on the date of such payment, or if such rate is not available on such date, as of the most recent practicable date.

         If any payment is required to be made in Euro and Euro are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then all payments will be made in U.S. dollars until Euro are again available or so used. The amount of each payment in

U.S. dollars will be computed on the basis of the equivalent of Euro in U.S. dollars, determined on the basis of the most recently available market exchange rate for Euro as determined by the Exchange Rate Agent on the date of such payment, or if such rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars or Euro, as the case may be, where the required payment is in a Specified Currency other than U.S. dollars or Euro, as the case may be, will not constitute an Event of Default.

         So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan,

         The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

         With respect to moneys paid by the Company and held by the Trustee or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), such moneys shall be so repaid to the Company. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Company may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

         No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.

         The Company or any agent of the Company, the Registrar or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuer hereof, expressly waived and released.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         As used herein:


         (a) the term "Amortized Amount" is equal to the original issue discount amortized from the Original Issue Date to the date of redemption or declaration, as the case may be, which amortization shall be calculated using the "constant yield method" (computed in accordance with the rules under the Internal Revenue Code of 1986, as amended, and the regulations thereunder, in effect on the date of redemption or declaration, as the case may be);

         (b) the term "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes denominated in a foreign currency, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency (or, if the Specified Currency is Euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open);

         (c) the term "Principal Financial Center" means (i) the capital city of the country issuing the currency in which the Notes are denominated that with respect to the following currencies, the "Principal Financial Center" will be as indicated below:


             Currency                      Principal Financial Center


             United States dollars         The City of New York


             Australian dollars            Sydney and, if Australian dollars is
                                           the currency in which the Notes are
                                           denominated, Melbourne

             Canadian dollars              Toronto


             South African rand            Johannesburg


             Swiss francs                  Zurich


         (d) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         (e) all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.


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


ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

             TEN COM-as tenants in common
             TEN ENT-as tenants in the entireties
             JT TEN-as joint tenants with right of ownership and not as tenants in common
             UNIF GIFT MIN ACT-    Custodian
                                 --------------------------------------------
                      (Cust)                             (Minor)

             Under Uniform Gifts to Minors Act ------------------------------
                                                (State)

       Additional abbreviations may also be used though not in the above list.

                 -------------------

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at (Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the holder elects to have repaid: ___________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

Date:


       NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.



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